EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement Nos. 333-12313, 333-62959, 333-88803, 333-40644, 333-50138, 333-76074 and 333-111066 of Brooktrout, Inc. and to the use of our report dated May 13, 2004, with respect to financial statements of Snowshore Networks, Inc. for the years ended December 31, 2003 and 2002, included in the Current Report (Form 8-K/A) of Brooktrout, Inc. pertaining to Snowshore Networks, Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 16, 2004